UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2021

Camber Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15915 Katy Freeway, Suite 450, Houston, Texas, 77094

(Address of principal executive offices)

(281) 404-4387

(Registrant’s telephone number, including area code)

__________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	CEI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On or about December 24, 2021, Camber Energy, Inc. (the “Company”) entered into a Loan Agreement with the investor named therein (the “Investor”), pursuant to which the Investor irrevocably agreed to loan the Company $25,000,000 on December 31, 2021 (the “Loan”), subject to the terms and conditions set out therein.

Features of the Loan include: (i) a maturity date of January 1, 2027; (ii) an interest rate equal to the Wall Street Journal Prime Rate, and payable at maturity: (iii) an original issue discount equal to 5%; and (iv) a conversion feature entitling the Investor to convert all or part of the principal amount of the Loan into shares of common stock of the Company at a price equal to $1.50 per share, subject to a 9.99% beneficial ownership limitation.

The Company is to use the proceeds of the Loan; (i) to redeem all issued and outstanding shares of Series C Redeemable Convertible Preferred Stock of the Company not beneficially owned by Investor or its affiliates; (ii) to pay all secured loans due and payable within 90 days of the Closing; and (ii) to the extent the above items are satisfied and there are surplus proceeds available, for working capital purposes. The Loan will be a secured by a first-priority security interest in the Company’s assets, including a pledge of the shares of common stock owned by the Company in Viking Energy Group, Inc. (“Viking”), and evidenced by a Security Agreement and Security-Pledge Agreement on terms and conditions similar to existing agreements between the Company and the Investor. The Loan will also be supported by a Guaranty from Viking, consistent with existing loan arrangements with the Investor.

The Loan is subject to certain conditions, including the Company obtaining on or before December 31, 2021 approval of the increase in its authorized common stock as outlined in the proxy statement filed by the Company with the Securities and Exchange Commission on November 29, 2021.

If the Loan transaction closes, the Company has agreed to execute concurrent therewith a Warrant Agreement in favor of the Investor entitling the Investor to purchase up to 50,000,000 shares of common stock of the Company at an exercise price of ten dollars ($10.00) per share for the first 25,000,000 shares, and twenty dollars ($20.00) per share for the remaining 25,000,000 shares. The Warrant Agreement will have a term of five years. There is no guaranty the Loan transaction will close.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Loan Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit.

Exhibit No.	Description
10.1	Loan Agreement by and between Camber Energy, Inc. and the Investor Named Therein, dated December 24, 2021
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBER ENERGY, INC.

Date: December 27, 2021	By:	/s/ James A. Doris
	Name:	James A. Doris
	Title:	Chief Executive Officer

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